Exhibit 99.1

MATERIAL SCIENCES CORPORATION RESTATING FISCAL 2004 AND FIRST QUARTER 2005

FINANCIALS DUE TO OVERSTATEMENT OF IMPAIRMENT CHARGE

ELK GROVE VILLAGE, IL, November 2, 2004 – Material Sciences Corporation (NYSE: MSC), a leading provider of material-based solutions for electronic, acoustical/thermal and coated metal applications, today announced that the company’s audit committee of its board of directors, in consultation with the company’s management, concluded on November 1, 2004 that previously issued financial statements contained in the company’s annual report on Form 10-K for the year ended February 29, 2004, including the comparative 2003 and 2002 periods for the Statements of Cash Flows, and the quarterly report on Form 10-Q for the period ended May 31, 2004 should not be relied upon because of errors in those financial statements. Accordingly, the company will restate these financial statements to make the necessary accounting corrections.

The decision to restate these financial statements was made by the company’s audit committee, upon the recommendation of management, following the completion of a review of the charges related to the shutdown of the Company’s Middletown, Ohio coil coating facility. The existence of a bookkeeping error came to management’s attention in the amount of a $1.1 million (pre-tax) overstatement of the impairment charge from the shutdown of the Middletown facility recorded in the fourth quarter of fiscal 2004. As a result of the impairment charge error, consolidated net income for fiscal year 2004 was understated by $0.7 million and total assets were understated by the same amount. At the same time, management also became aware of an accounting misclassification of Cash from Cancellation (Issuance) of Letters of Credit that was presented as Financing Activities rather than Investing Activities included in the Statement of Cash Flows for the fiscal years ended February 29, 2004, February 28, 2003 and 2002. Neither the bookkeeping error nor the misclassification had an impact on actual cash flows in those years. The fiscal 2005 first quarter financial statements previously filed on Form 10-Q and the fiscal 2005 second quarter financial statements previously furnished on a Form 8-K, dated October 8, 2004, will be restated to reflect the corrections noted above, as well as the recognition of $0.05 million (pre-tax) of additional depreciation expense for each of the first two quarters of fiscal 2005. This depreciation charge is related to the increased asset value resulting from the restatement of the fiscal 2004 financial statements.

The audit committee has reviewed and discussed these errors, as well as the accounting treatment and disclosure with Deloitte & Touche, LLP, the company’s independent registered public accounting firm. The company will amend the Form 10-K for the year ended February 29, 2004 and the Form 10-Q for the period ended May 31, 2004 and restate the Balance Sheet, Statement of Income and Statement of Cash Flows as of and for the year ended February 29, 2004, the Statement of Cash Flows for the years ended February 28, 2003 and 2002 and the Balance Sheet, Statement of Income and Statement of Cash Flows for the period ended May 31, 2004 as soon as practical.

About Material Sciences

Material Sciences Corporation is a leading provider of material-based solutions for electronic, acoustical/thermal and coated metal applications. MSC uses its expertise in materials, which it leverages through relationships and a network of partners, to solve customer-specific problems, overcoming technical barriers and enhancing performance. MSC differentiates itself on the basis of its strong customer orientation, knowledge of materials combined with a deep understanding of its markets, and the offer of specific value propositions that define how it will create and share economic value with its customers. The company’s stock is traded on the New York Stock Exchange under the symbol MSC and is included in the Standard & Poor’s SmallCap 600 Index.

Information about Material Sciences through the Internet is available at www.matsci.com.

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